Exhibit 99.1
CONTACT:	Rick Howe Director, Corporate Communications 858.207.5859 richard.howe@biomedrealty.com
BIOMED REALTY TRUST REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
SAN DIEGO, Calif. – November 3, 2010 – BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced financial results for the third quarter ended September 30, 2010.
Third Quarter 2010 Highlights
•	Generated record total revenues for the third quarter of $95.7 million, up 3.0% from $93.0 million in the same period in 2009.
•	Increased rental revenues for the third quarter by 6.6% to a record $73.0 million from $68.5 million in the same period in 2009.

•	Increased same property net operating income for the quarter by 6.1% on a cash basis as compared to the same period in 2009.
•	Executed 14 leasing transactions representing approximately 231,700 square feet:
•	Ten new leases totaling approximately 90,400 square feet.

•	Four leases amended to extend their terms, totaling approximately 141,300 square feet.

•	Current operating portfolio 88.2% leased on a weighted average basis.

•	Same property portfolio 88.2% leased, up 190 basis points as compared to the same period in 2009.
•	Acquired three properties in the University Towne Centre, Torrey Pines and Sorrento Valley life science submarkets of San Diego, California, for a total investment of $93.7 million, including:
•	4570 Executive Drive, a 100% leased property comprising approximately 125,000 square feet.

•	10240 Science Center Drive, a 100% leased property comprising approximately 49,000 square feet.

•	11388 Sorrento Valley Road, a 100% leased property comprising approximately 36,000 square feet.
•	Acquired a development site, including a partially completed life science building of approximately 63,000 square feet and vacant land to support the future construction of an additional 103,000 square feet of laboratory and office space, at 4775 and 4785 Executive Drive in San Diego for approximately $27.3 million.

•	Acquired a 100% leased life science property comprising approximately 61,600 square feet located at Paramount Parkway in North Carolina’s Research Triangle submarket for approximately $17.5 million.

•	Completed a follow-on public offering of common stock, raising approximately $289.5 million in net proceeds.

•	Generated funds from operations (FFO) for the quarter of $35.2 million, or $0.28 per diluted share.

•	Increased the quarterly dividend 13.3% quarter-over-quarter and 54.5% year-over-year to an annualized rate of $0.68 per share.

•	Promoted John Bonanno to Senior Vice President, Development.
Subsequent to quarter end, the company completed the closings of its previously announced acquisitions of 489,000 square feet of laboratory and office properties in South San Francisco and 195,000 square feet of laboratory and office properties in the Sorrento Valley submarket of San Diego. With these acquisitions, the company’s total portfolio now comprises 82 properties and 12.1 million square feet and an additional 2.6 million square feet of development potential.
In addition, subsequent to quarter end, the company executed two leases for a total of 65,000 square feet at the Pacific Research Center in Newark, California.
“Team BioMed delivered another outstanding quarter which produced record rental and total revenues built on the strength of our sustained leasing success and our recent acquisitions,” said Alan D. Gold, Chairman and Chief Executive Officer of BioMed. “We continued to execute on our proven business strategy of investing in high-quality research facilities, well-located within the core life science markets. Our investment successes in the third quarter and into the fourth quarter have enabled us to expand our footprint in the South San Francisco and San Diego markets by almost one million square feet with preeminent life science tenants such as Elan Pharmaceuticals, Genentech, Amylin Pharmaceuticals, Bristol-Myers Squibb, Halozyme Therapeutics and the University of California, San Diego. We are very excited about these additions to our world-class portfolio and look forward to supporting the important research and commercialization efforts of our newest tenant partners.”
Third Quarter Financial Results
Rental revenues for the third quarter were $73.0 million, compared to $68.5 million for the same period in 2009, an increase of 6.6% and, for the second consecutive quarter, the highest in the company’s history. Total revenues for the third quarter were $95.7 million, compared to $93.0 million for the same period in 2009, an increase of 3.0% and the highest in the company’s history.

The current operating portfolio’s weighted average leased percentage was 88.2% as of September 30, 2010 and the same property portfolio increased to 88.2% leased as of September 30, 2010, up 190 basis points from the same period in 2009. Same property net operating income on a cash basis increased 6.1% for the quarter compared to the same period in 2009, primarily as a result of contractual rent escalations and increased occupancy.
Net income available to common stockholders for the third quarter was $4.8 million, or $0.04 per diluted share, compared to $4.1 million, or $0.04 per diluted share, for the same period in 2009. FFO for the quarter was $35.2 million, or $0.28 per diluted share, compared to $35.8 million, or $0.35 per diluted share, for the same period in 2009.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Portfolio Update
The company executed 14 leasing transactions during the quarter representing approximately 231,700 square feet, comprised of:
•	Ten new leases totaling approximately 90,400 square feet, including:
•	40,900 square foot lease at the company’s Graphics Drive property in Ewing, New Jersey.

•	25,200 square foot lease at the company’s Bridgeview Technology Park property in Hayward, California.
•	Four leases amended to extend their terms, totaling approximately 141,300 square feet.
During the quarter ended September 30, 2010, the company completed the following acquisitions:
•	4570 Executive Drive in the University Towne Centre submarket of San Diego, California, a single building property of approximately 125,000 square feet which is fully leased to Amylin Pharmaceuticals, Inc., Bristol-Myers Squibb Company, and the University of California, San Diego.

•	10240 Science Center Drive, a single building property of approximately 49,000 square feet in the Torrey Pines life science submarket of San Diego which is 100% leased to eBioscience, Inc.

•	11388 Sorrento Valley Road, a single building property of approximately 36,000 square feet in the Sorrento Valley life science submarket of San Diego which is fully leased to Halozyme Therapeutics, Inc. and Siemens Medical Solutions.

•	4775 and 4785 Executive Drive in the University Towne Centre life science submarket of San Diego, which encompasses a development site representing approximately 166,000 square feet, including a partially completed life science building comprising approximately 63,000 square feet and a land parcel with permits in place for a second building totaling approximately 103,000 square feet.

•	Paramount Parkway in North Carolina’s Research Triangle submarket comprising approximately 61,600 square feet which is 100% leased to Bayer CropSciences, a subsidiary of Bayer AG.
As of September 30, 2010, BioMed owned or had interests in 125 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. As of September 30, 2010, the company had 136 tenants.
The company’s property portfolio included the following as of September 30, 2010:

Rentable
Square Feet
Current operating	9,660,606
Long-term lease up	1,389,517
Development	176,000
Pre-development	152,145

Total property portfolio	11,378,268

Development potential	1,680,000

Total portfolio	13,058,268

After quarter end, the company acquired the following properties:
•	Two adjacent life science campuses in South San Francisco comprising approximately 489,000 square feet of rentable space, with development rights for an additional 946,000 square feet. The aggregate purchase price for the properties is approximately $298 million. The acquisition included the following properties:
•	The Science Center at Oyster Point comprised of two newly constructed, state-of-the-art research facilities with an aggregate of approximately 205,000 square feet of office and laboratory space. These buildings are 100% leased to Elan Corporation, plc under triple net leases that expire in 2024 and 2025.

•	The Gateway Business Park, a research and development park comprised of six buildings with an aggregate of approximately 284,000 square feet, which is 100% leased with various terms primarily expiring in 2012 through 2014. Approximately 215,000 square feet is leased to Elan, approximately 50,000 square feet leased to FedEx Corporation, and approximately 19,000 square feet leased to Genentech, Inc., a member of the Roche Group. As part of the acquisition, the company assumed a development agreement with the city of South San Francisco that permits redevelopment of the campus to a total of approximately 1.23 million square feet of rentable space, representing a net increase of approximately 946,000 square feet.
•	A nine-building business park comprising approximately 163,600 square feet in the Sorrento Valley life science submarket of San Diego, California for an aggregate purchase price of approximately $29.4 million, including the assumption of a mortgage with a balance of approximately $13.3 million.

•	11404 and 11408 Sorrento Valley Road comprised of two fully-leased buildings aggregating approximately 31,200 square feet in the Sorrento Valley submarket of San Diego for a purchase price of approximately $9.9 million.

Financing Activity
At September 30, 2010, the company’s debt to total assets ratio was 31.4%, the lowest since March 31, 2005. During the third quarter, the company completed the following financing transactions:
•	Completed a follow-on public offering of common stock, raising approximately $289.5 million in net proceeds.

•	Repurchased approximately $2.1 million principal amount of exchangeable senior notes due 2026 at 100.3% of par, resulting in a loss on extinguishment of debt of $22,000.

•	Extended the maturity date of the $245.0 million secured construction loan facility for the company’s joint venture project at 650 East Kendall Street in Cambridge, Massachusetts with Prudential Real Estate Investors (PREI®) from August 13, 2010 to February 13, 2011.
According to Kent Griffin, BioMed’s President, “Throughout our history, and particularly over the last two years, we have taken a series of steady, measured steps to effectively manage our capital structure. This discipline has proven particularly beneficial in 2010 as we have been able to leverage our competitive advantages to execute on attractive investment opportunities that we believe will be very beneficial to our shareholders. Equally important, our investment activity, which has included more than 1.5 million square feet year-to-date, has been focused on high quality, well located laboratory and office space that further enhances our leading market position.”
Quarterly and Annual Distributions
BioMed’s board of directors previously declared a third quarter 2010 dividend of $0.17 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from July 16, 2010 through October 15, 2010. The third quarter common share dividend represented a 13.3% increase over the second quarter 2010 dividend and a 54.5% increase over the third quarter 2009 dividend, and is equivalent to an annualized dividend of $0.68 per common share.
Earnings Guidance
The company is reporting its fourth quarter 2010 guidance for net income per diluted share and FFO per diluted share to reflect the impact of the recent acquisitions and capital activity. The company’s guidance is set forth and reconciled below. Projected FFO per diluted share is based upon estimated, weighted-average diluted common shares outstanding of approximately 144 million for the fourth quarter.

Three months ended
December 31, 2010
(Low — High)
Projected net income per diluted share available to common stockholders	$0.07 — $0.08
Add:
Noncontrolling interests in operating partnership	$0.00
Real estate depreciation and amortization	$0.21
Less:
Assumed conversion of senior exchangeable notes due 2030	$(0.01)
Projected FFO per diluted share	$0.27 — $.0.28
The company’s fourth quarter 2010 guidance does not include any assumptions related to future financing or investing activities beyond announced transactions, but does include the impact of the assumed conversion of the company’s exchangeable senior notes due 2030.
The company’s initial 2011 guidance for net income per diluted share and FFO per diluted share is set forth and reconciled below. Projected FFO per diluted share is based upon estimated, weighted-average diluted common shares outstanding of approximately 144 million for the full year, including the impact of the assumed conversion of the company’s exchangeable senior notes due 2030.

2011
(Low — High)
Projected net income per diluted share available to common stockholders	$0.35— $0.45
Add:
Noncontrolling interests in operating partnership	$0.01
Real estate depreciation and amortization	$0.83
Less:
Assumed conversion of senior exchangeable notes due 2030	$(0.04)

Projected FFO per diluted share	$1.15 — $1.25
At the mid-point, the company’s 2011 FFO guidance represents a 7.1% increase over the annualized results for the third quarter of 2010.
The 2011 guidance includes the following assumptions:
•	Leasing and Portfolio Activity
•	The company anticipates new and renewal leasing transactions totaling approximately 1,200,000 square feet over the five quarters extending from October 1, 2010 through December 31, 2011, including early renewals and extensions of approximately 150,000 square feet related to leases which are currently scheduled to expire after December 31, 2011. The company currently has 610,000 square feet of scheduled expirations, including month-to-month leases, over the five quarters extending from October 1, 2010 through December 31, 2011, resulting in an estimated positive net absorption of approximately 450,000 square feet.

•	As a result, the company expects the current operating portfolio to achieve stabilization 90.0%+ by December 31, 2011.
•	Investment Activity

•	Unidentified future acquisitions totaling approximately $150 million, occurring ratably over the year.

•	Approximately $58 million to complete the Gazelle Court development, which is 100% leased to Isis Pharmaceuticals, Inc.

•	Approximately $50 to $75 million of leasing related capital investment, including tenant improvement allowances and leasing commissions, subject to leasing activity.

•	No new development starts.
•	Financing Activity
•	Exercise of the option to extend the maturity date for the company’s $720 million unsecured line of credit to August 2012.

•	Repayment of two mortgages due in 2011, which had aggregate principal balances of $22.0 million as of September 30, 2010.

•	A partial repayment of the loans associated with the PREI joint venture. The company’s pro rata portion of these loans was approximately $80.7 million as of September 30, 2010.

•	Additional fixed rate debt issuance of approximately $250 million in the latter half of 2011, subject to investment activity and market conditions.
•	Other
•	General and administrative expense in excess of $7 million per quarter.

•	Adjustments for straight line rents of approximately $13 million to $15 million in 2011, which have the effect of increasing FFO, and fair market rent adjustments of approximately $8 million in 2011, which have the effect of decreasing FFO.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data, as well as the updated Investor Presentation, are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 noon Eastern Time) on Thursday, November 4, 2010 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or live by calling 800-599-9795 (domestic) or 617-786-2905 (international) with call ID number 17348989. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, November 4, 2010 until midnight Pacific Time on Tuesday, November 9, 2010 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using access code 40125473.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 82 properties, representing 144 buildings with approximately 12.1 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Investments in real estate, net	$3,207,957	$2,971,767
Investments in unconsolidated partnerships	58,565	56,909
Cash and cash equivalents	20,687	19,922
Restricted cash	12,384	15,355
Accounts receivable, net	7,333	4,135
Accrued straight-line rents, net	102,567	82,066
Acquired above-market leases, net	3,796	3,047
Deferred leasing costs, net	88,828	83,274
Deferred loan costs, net	12,394	8,123
Other assets	58,042	38,676

Total assets	$3,572,553	$3,283,274

LIABILITIES AND EQUITY
Mortgage notes payable, net	$662,522	$669,454
Secured term loan	—	250,000
Exchangeable senior notes due 2026, net	19,432	44,685
Exchangeable senior notes due 2030	180,000	—
Unsecured senior notes due 2020, net	247,523	—
Unsecured line of credit	14,050	397,666
Security deposits	10,883	7,929
Dividends and distributions payable	26,992	18,531
Accounts payable, accrued expenses, and other liabilities	75,319	47,388
Derivative instruments	5,453	12,551
Acquired below-market leases, net	8,031	11,138

Total liabilities	1,250,205	1,459,342
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at September 30, 2010 and December 31, 2009	222,413	222,413
Common stock, $.01 par value, 200,000,000 and 150,000,000 shares authorized and 130,831,009 and 99,000,269 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1,308	990
Additional paid-in capital	2,369,952	1,843,551
Accumulated other comprehensive loss	(73,840)	(85,183)
Dividends in excess of earnings	(207,419)	(167,429)

Total stockholders’ equity	2,312,414	1,814,342
Noncontrolling interests	9,934	9,590

Total equity	2,322,348	1,823,932

Total liabilities and equity	$3,572,553	$3,283,274

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Rental	$72,971	$68,472	$215,950	$202,608
Tenant recoveries	22,723	19,240	63,823	57,510
Other income	39	5,251	1,628	12,876

Total revenues	95,733	92,963	281,401	272,994

Expenses:
Rental operations	19,998	18,726	54,926	55,539
Real estate taxes	9,408	8,233	26,832	23,079
Depreciation and amortization	27,774	30,953	83,159	82,767
General and administrative	6,805	5,712	19,523	16,119
Acquisition related expenses	420	244	2,388	244

Total expenses	64,405	63,868	186,828	177,748

Income from operations	31,328	29,095	94,573	95,246
Equity in net loss of unconsolidated partnerships	(308)	(1,118)	(686)	(1,884)
Interest income	55	62	126	226
Interest expense	(21,589)	(19,614)	(64,719)	(44,567)
(Loss)/gain on derivative instruments	(287)	(14)	(634)	289
(Loss)/gain on extinguishment of debt	(22)	—	(2,286)	6,152

Net income	9,177	8,411	26,374	55,462
Net income attributable to noncontrolling interests	(104)	(108)	(321)	(1,458)

Net income attributable to Company	9,073	8,303	26,053	54,004
Preferred stock dividends	(4,241)	(4,241)	(12,722)	(12,722)

Net income available to common stockholders	$4,832	$4,062	$13,331	$41,282

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.04	$0.04	$0.12	$0.46

Weighted-average common shares outstanding:
Basic	112,910,694	97,315,601	107,003,096	88,754,885

Diluted	115,911,944	101,289,458	110,028,740	92,863,088

BIOMED REALTY TRUST, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except share data)
(Unaudited)
     Our FFO available to common shares and partnership and LTIP units and a reconciliation to net income for the three and nine months ended September 30, 2010 and 2009 was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income available to common stockholders	$4,832	$4,062	$13,331	$41,282
Adjustments:
Noncontrolling interests in operating partnership	122	122	359	1,502
Interest expense on exchangeable senior notes due 2030 (1)	1,681	—	4,875	—
Depreciation and amortization — unconsolidated partnerships	835	662	2,192	1,986
Depreciation and amortization — consolidated entities	27,774	30,953	83,159	82,767
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(24)	(20)	(67)	(58)

Funds from operations available to common shares and Units	$35,220	$35,779	$103,849	$127,479

Funds from operations per share — diluted	$0.28	$0.35	$0.86	$1.37

Weighted-average common shares and Units outstanding — diluted (2)	127,053,959	101,289,458	121,191,848	92,863,088

(1)	Reflects interest expense adjustment of the exchangeable senior notes due 2030 based on the “if converted” method. See Item 8.01 of the Form 8-K filed by the Company with the Securities Exchange Commission on September 22, 2010 for more information.

(2)	The three and nine months ended September 30, 2010 each include 9,914,076 shares of common stock potentially issuable pursuant to the exchange feature of the exchangeable senior notes due 2030 based on the “if converted” method, and 1,227,939 and 1,249,032 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

     We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.